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                                                                   EXHIBIT 23(1)


        We have issued our report dated June 1, 1998 accompanying the consolidated financial statements of IntraNet Solutions, Inc. and subsidiaries included in the Annual Report on Form 10-KSB for the year ended March 31, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement (Amendment No. 1 to Form S-3) of the aforementioned report and to the use of our name as it appears under the caption "Experts."



                                                        /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
July 7, 1998